SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 13, 2006
BP PRUDHOE BAY ROYALTY TRUST

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10243	13-6943724

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

The Bank of New York, 101 Barclay Street, New York, NY		10286

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (212) 815-6908
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS
Item 1.01. Entry into a Material Definitive Agreement.
     On August 19, 2006, the Governor of Alaska signed into law a bill (Chapter 2, Third Special Session Laws of Alaska 2006) which amended the Alaska oil and gas production tax statutes, AS 43.55.10 et seq., by enacting a new oil and gas production tax (the “New Tax”). The bill took effect on August 20, 2006 but the New Tax is retroactive to April 1, 2006. The New Tax replaced an oil production tax levied at the flat rate of 15% of the gross value at the point of production of taxable oil produced from a producer’s leases or properties in the State of Alaska (the “Old Tax”) with a new investment-based tax scheme.
     Under the New Tax, producers are taxed on the “production tax value of taxable oil” (gross value at the point of production for the calendar year less the producer’s direct costs of exploring for, developing, or producing oil or gas deposits located within the producer’s leases or properties in Alaska (“Lease Expenditures”) for the year) at a rate equal to the sum of 22.5% plus a “progressivity” rate determined by the average monthly production tax value of the oil produced. The progressivity portion of the New Tax is equal to 0.25% times the amount by which the simple average for each calendar month of the daily taxable values per barrel of the oil produced during the month exceeds $40 per barrel.
     Under the terms of the Conveyance of the Royalty Interest to the BP Prudhoe Bay Royalty Trust (the “Trust”) by BP Exploration (Alaska) Inc. (“BP Alaska”), the Per Barrel Royalty for any day is the WTI Price for the day less the sum of (i) Chargeable Costs multiplied by the Cost Adjustment Factor and (ii) Production Taxes. The narrative under the captions “THE TRUST — Trust Property” and “THE ROYALTY INTEREST” in the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (the “2005 Annual Report”) contains explanations of the meanings of the terms “Conveyance,” “Royalty Interest,” “Per Barrel Royalty,” “WTI Price, “Chargeable Costs” and “Cost Adjustment Factor” and should be read in conjunction with this report.
     Section 4.6 of the Conveyance provides that “Production Taxes” are the sum of any severance taxes, excise taxes (including windfall profit tax, if any), sales taxes, value added taxes or other similar or direct taxes imposed upon the reserves or production, delivery or sale of Royalty Production, computed at defined statutory rates. In the case of taxes based upon wellhead or field value, the Conveyance provides that the WTI Price less the product of $4.50 and the Cost Adjustment factor will be deemed to be the wellhead or field value.
     In order to resolve uncertainties in the interpretation of Section 4.6 the Conveyance introduced by the New Tax, the Trustee entered into discussions with BP Alaska which resulted in the execution by the Trustee on October 13, 2006 of a letter agreement with BP Alaska (the “Letter Agreement”). The Letter Agreement sets forth consensus principles agreed by the parties to resolve two major issues presented by the New Tax: (1) how the amount of the New Tax chargeable against the Royalty Interest is to be determined under the Conveyance; and (2) the extent, if any, to which the retroactivity of the New Tax is to be recognized for purposes of the Conveyance (the “Consensus Principles”).
     The Consensus Principles set forth in the Letter Agreement are the following:

     1. Calculation of the amount of New Tax chargeable against the Royalty Interest.
     The amount of New Tax chargeable against the Royalty Interest under the Conveyance will be determined as follows:
     a) The taxable value per barrel equals the WTI Price minus the Chargeable Costs as adjusted by the Cost Adjustment Factor.
     b) The tax rate for the “progressivity” portion of the New Tax equals 0.25 percentage points times the amount by which the simple average for each calendar month of the daily taxable values per barrel under “a)” above exceeds $40 per barrel. If that average taxable value per barrel is $40 or less, the “progressivity” rate is zero. The $40 figure is not subject to adjustment over time.
     c) The amount of New Tax chargeable against the Royalty Interest equals the taxable value per barrel under “a)” above times the Royalty Production under the Conveyance, times a rate equal to the sum of 22.5% plus the “progressivity” rate determined under “b)” above.
     2. Retroactivity of the New Tax.
     The tax chargeable against the Royalty Interest for Prudhoe Bay oil produced during the period from April 1 to August 19, 2006, inclusive, is the amount of Old Tax as calculated under Section 4.6 of the Conveyance for that production. For Prudhoe Bay oil produced on August 20, 2006 and thereafter, the tax chargeable against the Royalty Interest under Section 4.6 is the amount of New Tax determined as prescribed in “1” above for that production. The “progressivity” rate under the New Tax for August 2006 will be calculated under “1.b)” above using the average of the daily WTI Prices for August 20 to August 31, 2006, inclusive.
     The following tables show the application of the Consensus Principles to the calculation of the royalty payment for the third quarter of 2006 (see Item 8.01 below):
Royalty Distribution Calculation

	July 1 - Aug 19	Aug 20 - Aug 31	Sep 1 - Sep 30	Total
WTI Price*	$74.29	$71.40	$64.25
Chargeable Costs x Cost Adj. Factor*	(19.63)	(19.63)	(19.63)
Production Taxes*	(10.11)	(13.21)	(10.60)

Per Barrel Royalty*	44.55	38.56	34.03
Royalty Production	486,972	116,873	292,183	896,028

Royalty Payment	$21,694,561	$4,507,085	$9,943,352	$36,144,998

*	$/barrel

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Production Tax Calculation

	July 1 - Aug 19	Aug 20 - Aug 31	Sep 1 - Sep 30
WTI Price*	$74.29	$71.40	$64.25
Transportation ($4.50 x Cost Adj. Factor)*	(7.07)	(7.07)	(7.07)

Wellhead or field value*	67.22	64.33	57.18
Lease Expenditures (Chargeable Costs — Transportation)*		(12.56)	(12.56)

Taxable value*		51.77	44.62
Statutory rate (see below)	15%	25.44%	23.66%

AK production tax*	10.08	13.17	10.56
AK production tax surcharge*	0.03	0.04	0.04

Production Taxes*	$10.11	$13.21	$10.60

*	$/barrel

Progressivity Rate Calculation

Monthly average taxable value*	$51.78	$44.63
Base for progressivity*	40.00	40.00

Excess value (>$40)*	11.78	4.63
Progressivity factor	0.25%	0.25%

Progressivity rate	2.94%	1.16%
Base rate	22.50%	22.50%

Statutory rate	25.44%	23.66%

*	$/barrel
SECTION 8 — OTHER EVENTS
Item 8.01. Other Events
     On October 16, 2006 the Trust received a cash distribution of $36,144,998 from BP Alaska with respect to the quarter ended September 30, 2006. After adding interest income received from investment of the cash reserve and deducting Trust administrative expenses, the Trustee will distribute $35,841,257 (approximately $1.675 per Unit) on October 20, 2006 to Unit holders of record on October 18, 2006.
     The royalty payment for the third quarter reflects the effect of higher Production Taxes resulting from the enactment by Alaska of the New Tax (see Item 1.01 above) and a reduction in actual average daily net production from the BP Working Interests as a result of the partial shutdown of the Prudhoe Bay Field in August 2006. See the Trust’s Current Report on Form 8-K dated August 7, 2006 and Part I, Item 2 and Part II, Item 1A of the Trust’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 for additional information. BP Alaska reports that actual average daily net production from the BP Working Interests during the quarter ended September 30, 2006 was approximately 59,300 barrels per day.

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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BP PRUDHOE BAY ROYALTY TRUST

By:	THE BANK OF NEW YORK, as Trustee

By:	/s/ Remo Reale

Remo Reale
Vice President
Date: October 18, 2006

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